Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Robert A. DeAlmeida, President and Chief Executive Officer of Hamilton Bancorp, Inc., (the “Company”) and John P. Marzullo, Senior Vice President, Chief Financial Officer and Treasurer of the Company, each certify in their capacity as an officer of the Company that they have reviewed the quarterly report on Form 10-Q for the quarter ended September 30, 2013 (the “Report”) and that to the best of their knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2013	/s/ Robert A. DeAlmeida
Robert A. DeAlmeida
President and Chief Executive Officer

Date: November 13, 2013	/s/ John P. Marzullo
John P. Marzullo
Senior Vice President, Chief Financial Officer And Treasurer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.